UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2019

Yum China Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)
(469)
980-2898
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Control Severance Plan
On September 27, 2019, the Board of Directors (the “
Board
”) of Yum China Holdings, Inc. (the “
Company
”) adopted the Yum China Holdings, Inc. Change in Control Severance Plan (the “
Plan
”), effective immediately.
The Plan provides severance benefits to certain key management employees of the Company and its affiliates who are selected by the Board or the Compensation Committee of the Board (the “
Committee
”) to participate in the Plan (each, a “
Participant
”), and whose employment is terminated by the Company without Cause (as defined in the Plan) or by the Participant due to Good Reason (as defined in the Plan), in each case, within 24 months following the consummation of a Change in Control (as defined in the Plan) (a “
Qualifying Termination
”). Participation in the Plan is conditioned upon the Participant’s execution of a Participation and Restrictive Covenant Agreement, which contains certain restrictive covenants relating to non-competition,
non-solicitation,
confidentiality and
non-disparagement.
On September 27, 2019, Joey Wat, the Chief Executive Officer of the Company (the “
CEO
”), Ka Wai Andy Yeung, the Chief Financial Officer-Designate of the Company, Johnson Huang, General Manager, KFC, and Danny Tan, Chief Supply Chain Officer of the Company were each designated as Participants under the Plan.
If a Participant’s employment terminates in a Qualifying Termination, he or she will receive, in lieu of any severance benefits under any other arrangement with the Participant, the following severance benefits:
•	an amount equal to the “Severance Multiple” multiplied by the sum of (x) such Participant’s monthly base salary in effect immediately prior to a Qualifying Termination (or prior to any reduction for purposes of Good Reason) and (y) 1/12 of the greater of such Participant’s target annual cash bonus for the calendar year in which the Qualifying Termination occurs and the most recent annual cash bonus paid to the Participant, with such amounts payable over the
12-month
period following the Participant’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for Messrs. Yeung, Huang and Tan;
•	any accrued, but unpaid as of the date of the Qualifying Termination, annual cash bonus for any completed fiscal year preceding a Qualifying Termination, to be paid within 60 days of the Qualifying Termination;
•	accrued benefits under any retirement plan or health or welfare plan;
•	if permitted by the terms of the Company’s health plan and applicable law, continued health insurance coverage, subsidized by the Company at active employee rates, through the earlier of the one-year
anniversary of the Participant’s termination of employment and the Participant becoming eligible for health insurance coverage under another employer’s plan; and
•	outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the Participant accepts an offer of employment).
Upon at least three months’ prior written notice to all Participants, the Plan may be terminated or amended by the Committee, provided that (i) any termination or amendment of the Plan may not materially impair the rights of a Participant whose Qualifying Termination occurs prior to such termination or amendment and (ii) no termination or amendment of the Plan or removal of an employee from participation in the Plan, without an impacted Participant’s consent, may occur (x) after steps have been taken, and continue to be taken, that could lead to a Change in Control or (y) within 24 months after a Change in Control.
The foregoing summary is qualified in its entirety by reference to the Yum China Holdings, Inc. Change in Control Severance Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is attached to this report:

Exhibit No.	Exhibit Description

10.1	Yum China Holdings, Inc. Change in Control Severance Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

By:	/s/ Joseph Chan
Name:	Joseph Chan
Title:	Chief Legal Officer
Date: October 2, 2019